Exhibit 10.20

SECURED PROMISSORY NOTE

THIS AGREEMENT (this “Agreement”) is entered into on this 29th day of June, 2015 (the “Effective Date”) by and between Gilla Inc. (“Gilla” or the “Company”), and Gravitas Financial Inc. (“Gravitas”) to enter into a secured promissory note.

RECITALS:

A. Gilla and Gravitas have entered into secured promissory notes dated February 13, 2014 and July 14, 2014. Such promissory notes were amended on November 10, 2014.

B. On February 13, 2014, Gilla granted Gravitas a general security interest over all the assets of the Company (the “GSA”), apart from the specific inventory and receivables pledged to Sarasvati Investments In.

C. Gilla and Gravitas intend to enter into a new Secured Promissory Note, attached hereto as Exhibit “A”, secured under the GSA entered into on February 13, 2014. A schedule of promissory notes secured under the GSA can be found on Exhibit B.

NOW, THEREFORE, for and in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Gilla and Gravitas, intending to be legally bound hereby, agree as follows:

1. Recitals, Secured Promissory Notes and GSA. The foregoing recitals are true and correct and, together with the secured promissory notes and the GSA, are incorporated herein by this reference.

2. Secured Promissory Note. Gilla covenants and promises to pay Gravitas the principal sum of three hundred thousand Canadian dollars plus accrued interest (CAD $300,000) (the “Secured Promissory Note”), such Secured Promissory Note attached hereto as Exhibit “A”. The Secured Promissory Note shall be due and payable on or before January 1, 2016 and will be subject to ten percent (10%) interest per annum, such interest will accrue monthly and will be added to the principal. The proceeds of the Secured Promissory Note will be used to finance the acquisition of E Liquid Wholesale, Inc. (the “Target”), a Florida based E-liquid manufacturer, and related capital expenditures and working capital needs. The Secured Promissory Note is secured under the GSA entered into as of February 13, 2014 whereby Gilla granted Gravitas a general security interest over all of the assets of Gilla, apart from the specific inventory and receivables pledged to Sarasvati Investments Inc., as well as the shares and assets of the Target. Gravitas will also have the first right of refusal to provide additional debt financing on future acquisitions for a period of one (1) year.

3. Warrants. Upon execution of this Agreement, Gravitas shall receive five hundred thousand (500,000) fully vested purchase warrants (each a “Warrant” and collectively the “Warrants”), each Warrant entitling Gravitas to purchase one (1) common share of Gilla, a publicly listed company trading on the OTCQB under the symbol “GLLA”. The Warrants shall have an exercise price of fifteen United States cents (US $0.15) per share and shall expire one (1) year from the date of issuance. The securities, if exercised and issued, will be subject to the standard restrictions as required by the regulators, the stock exchange and the U.S. Securities and Exchange Commission.

4. Entire Agreement. The provisions of this Agreement along with the unaltered provisions of the Secured Promissory Note and GSA, incorporated herein by reference, collectively constitutes the entire agreement (the “Entire Agreement”) between the parties with respect to its subject matter. All prior or contemporaneous oral and written agreements, memoranda and representations relating to Secured Promissory Note are superseded by this Entire Agreement.

5. Amendments. The Entire Agreement may be amended only by a subsequent writing signed by authorized representatives of both parties hereto, indicating an intent to amend the Entire Agreement.

6. Counterparts. This Agreement may be executed by each party upon a separate counterpart, each of which shall be deemed an original and all of which together shall constitute one agreement. Facsimile signature pages shall be acceptable as originals.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives as of the day and year first written above.

GILLA INC.
Per:	/s/ J. Graham Simmonds
Name:	J. Graham Simmonds
Title:	CEO

GRAVITAS FINANCIAL INC.
Per:	/s/ David Carbonaro
Name:	David Carbonaro
Title:	Officer

Exhibit “A”

SECURED PROMISSORY NOTE

CAD $300,000	Toronto, Ontario June 29, 2015

FOR VALUE RECEIVED, Gilla, Inc. (“Gilla” or the “Borrower”), a Nevada Corporation hereby covenants and promises to pay to Gravitas Financial Inc. (“Gravitas” or the “Lender”), in the manner hereinafter provided, the principal sum of three hundred thousand Canadian dollars plus accrued interest (CAD $300,000) (the “Loan”).

The Loan shall be due and payable on or before January 1, 2016 and the Loan will be subject to ten percent (10%) interest per annum, such interest will accrue monthly and will be added to the principal. The proceeds of the Loan will be used to finance the acquisition of E Liquid Wholesale, Inc., (the “Target”), a Florida based E-liquid manufacturer, and related capital expenditures and working capital needs. The Loan is secured under the General Security Agreement entered into as of February 13, 2014 whereby Gilla granted the Lender a general security interest over all of the assets of the Borrower, apart from the specific inventory and receivables pledged to Sarasvati Investments Inc., as well as the shares and assets of the Target. The Lender will also have the first right of refusal to provide additional debt financing on future acquisitions for a period of one (1) year.

Events of Default:  In the event of default (missed payment) the Borrowers will have 15 days to liquidate sufficient assets to cover the Loan plus interest.  Interest will continue to accrue during the default period.

Except as otherwise expressly provided herein, any notice, report or other communication which may be or is required to be given or made pursuant to this Agreement shall be in writing and shall be deemed to have been validly served, given or hand delivered or sent by facsimile, or other electronic communication, or three (3) days after deposit in the mail with Canada Post, with proper first class postage prepaid and addressed to the party to be notified or to such other address as any party hereto may designate for itself by like notice, as follows:

if to the Borrowers, at:

Gilla Inc.
70 York Street
Suite 1610
Toronto, ON
M5J 1S9
Attention:  Graham Simmonds
Email: graham@gillainc.com

if to the Lender, at:

Gravitas Financial Inc.
333 Bay Street,
Suite 650
Toronto, ON
M5H 2S5
Attention:  David Carbonaro

This Loan is intended as a contract under and shall be construed and enforceable in accordance with the laws of the Province of Ontario, and the laws of Canada applicable therein.

IN WITNESS WHEREOF, the Borrower has caused this Loan to be executed and delivered by its duly authorized officer as of the date and at the place first above written.

GILLA INC. By: /s/ J. Graham Simmonds Name: J. Graham Simmonds Title: Chief Executive Officer GRAVITAS FINANCIAL INC. By: /s/ David Carbonaro Name: David Carbonaro Title: Officer

Exhibit “B”

The following chart indicates the promissory notes that are secured under the GSA dated February 13, 2014.

Promissory Note	Interest Rate	Issuance Date	Maturity Date
CAD $500,000	10% per annum	February 13, 2014	January 1, 2016
US $100,000	10% per annum	July 18, 2014	January 1, 2016
CAD $300,000	10% per annum	June 26, 2015	January 1, 2016